EXHIBIT 11

                             TYSON FOODS, INC.
                     COMPUTATION OF EARNINGS PER SHARE
                    (In millions except per share data)


                                               1996       1995       1994
                                             -----------------------------
Primary:

     Average common shares outstanding
     during the period                        144.9      144.5       147.0

     Net effect of dilutive stock
     options based on the treasury
     stock method using average
     market price                                .5         .6          .8
                                              -----     ------       -----
     Total common and common equivalent
     shares outstanding                       145.4      145.1       147.8
                                              =====      =====       =====
     Net income (loss)                        $86.9     $219.2       ($2.1)
                                              =====     ======       =====
     Earnings (loss) per share                $0.60      $1.51      ($0.01)
                                              =====      =====       =====

Fully Diluted:

     Average common shares outstanding
     during the period                        144.9      144.5       147.0

     Net effect of dilutive stock
     options based on the treasury
     stock method using the quarter-
     end market price, if higher
     than average market price                   .7         .7         1.0
                                              -----      -----       -----
     Total common and common equivalent
     shares outstanding                       145.6      145.2       148.0
                                              =====      =====       =====
     Net income (loss)                        $86.9     $219.2       ($2.1)
                                              =====     ======       =====
     Earnings (loss) per share                $0.60      $1.51      ($0.01)
                                              =====      =====       =====










                                    56